Emerging Vision, Inc.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


                  THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated November 7, 2000, by and between EMERGING VISION, INC., a New York corporation (the "Company"), and BALFOUR INVESTORS INCORPORATED, a Delaware corporation ("Balfour").

                              PRELIMINARY STATEMENT

         The Board of Directors of the Company has authorized this grant of a non-qualified stock option (the "Option") on October 11, 2000 (the "Grant Date") to purchase the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), set forth below to Balfour, as a consultant to the Company pursuant to the terms of that certain engagement letter agreement, dated as of even date herewith (the "Engagement Letter"). The Company grants the Option as consideration for the services to be rendered under the terms of the Engagement Letter between Balfour and the Company in connection with the proposed sale of substantially all of the assets of the Company's: (i) ambulatory surgery center located in Garden City, New York (the "Center"); and
(ii) retail optical division ("Sterling Optical"), which operates principally under the trade names "Sterling Optical" and "Site for Sore Eyes" (each a "Sale").

         Accordingly, the parties hereto agree as follows:

                  SECTION 1.  Tax Matters.
                              -----------

                  (a) No part of the Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) The Company will pay all transfer and stock issuance taxes attributable to the issuance of the shares of Common Stock, including, without limitation, the issuance or delivery of certificates for the shares of Common Stock or other securities in respect of the shares of Common Stock upon the exercise of the Option, other than transfer taxes, if any, payable if the shares of Common Stock shall be issued to a person or entity other than Balfour.

                  SECTION 2. Grant of Option. Subject in all respects to the terms and conditions set forth herein, Balfour is hereby granted an Option to purchase from the Company 125,000 shares of Common Stock, at a price per share of $1.15 (as adjusted from time to time as provided herein, the "Option Price").


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                  SECTION 3.  Exercise.
                              --------

                  (a) The Option shall be exercisable only from and after the consummation of the Sale of Sterling Optical to Drs. Robert and/or Alan Cohen and/or their permitted designees, only (a "Cohen Sale"). The Option may be exercised by Balfour, in whole or in part, at any time or from time to time after the consummation of a Cohen Sale and prior to the expiration of the Option as provided herein, by (i) delivering to the Company, written notice of such exercise, in the form attached hereto as Exhibit A to the attention of its Chief Financial Officer or Secretary at its office located at 1065 Avenue of the Americas, 31st Floor, New York, New York 10018, or at such other address as the Company may specify in writing to Balfour, and (ii) (A) the payment in full of the Option Price multiplied by the number of shares of Common Stock so exercised or (B) notice by Balfour of its election to exercise the Option on a cashless basis in the manner described in Section 3(d).

                  (b) Subject to the provisions of Section 3(a) above, the Option shall be exercisable on any business day before 5:00 P.M., Eastern Standard Time, on or prior to the Expiration Date (as defined below). At 5:00 P.M., Eastern Standard Time, on the Expiration Date, the Option to purchase shares of Common Stock not exercised prior thereto, if any, shall be canceled and no longer exercisable.

                  (c) Upon exercise of all or a portion of the Option, the Company shall promptly issue and cause to be delivered to Balfour or to such name or names as Balfour may designate, a certificate for the shares of Common Stock issuable upon such exercise of the Option. Any person so designated to be named therein shall be deemed to have become holder of record of such shares of Common Stock as of the Date of Exercise of the Option.

                  For purposes hereof, the "Date of Exercise" shall be deemed to mean the date on which the Company shall have received both (i) the election notice attached hereto as Exhibit A, appropriately filled in and duly signed, and (ii), unless Balfour makes the election described in Section 3(d), payment of the Option Price for each share of Common Stock for which the Option is being exercised.

                  (d) In lieu of paying the aggregate Option Price upon exercise of the Option, Balfour may elect to receive a number of shares of Common Stock equal to (i) the number of shares of Common Stock that would otherwise be issuable upon payment of the aggregate Option Price for the shares of Common Stock for which the Option is then being exercised minus (ii) the number of shares of Common Stock having an aggregate Market Price (as defined in Section 3(f) below) as of the Date of Exercise equal to the aggregate Option Price for the shares of Common Stock for which the Option is then being exercised.

                  (e) The Option shall be exercisable, either as an entirety or for a portion thereof, from time to time after the date of the consummation of a Cohen Sale as set forth in Section 3(a), for only the number of shares of Common Stock evidenced by this Agreement. If less than all of the Option evidenced by this Agreement is exercised at any time, the Company shall issue, at its expense, a new agreement, in substantially the form of this Agreement, evidencing the option to purchase the remaining number of shares of Common Stock not so exercised.

                  (f) Definition of Market Price. "Market Price" shall mean the average of the daily closing prices per share of the Common Stock for the 30 consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last sale price regular way as reported in the Wall Street Journal or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through The Nasdaq Stock Market or through a similar organization if The Nasdaq Stock Market is no longer reporting such information. If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted through The Nasdaq Stock Market or any similar organization, the Market Price shall be deemed to be (A) the amount of the consideration per share received by the Company in respect of the most recent sale, transfer or other issuance of Common Stock by the Company (other than as a result of the exercise of any option or warrant or the conversion of any Convertible Security) in an arm's length transaction within the 180 day period immediately preceding the date as to which the determination is to be made, provided that the consideration received in connection with any such sale, transfer or other issuance of Common Stock was (x) paid entirely in cash in U.S. dollars and (y) determined reasonably and in good faith by the Board of Directors of the Company to be equal to the fair value of such Common Stock, or (B) if no such sale, transfer or issuance has occurred, the fair value thereof determined in good faith by an independent investment banking firm as of a date which is within 30 days of the date as of which the determination is to be made (the fees and expenses of such independent certified public accountants and independent investment banking firm to be paid equally by each of Balfour and the Company).

                  SECTION 4. Option Term. The term of the Option shall be five years after the Grant Date (the "Expiration Date").

                  SECTION 5. Transfers and Exchanges of Option.

                  (a) Transferability. The Option is transferrable only with the prior written consent of the Company. If permitted, the Option may be transferred upon surrender of this Agreement, together with the Form of Assignment, attached hereto as Exhibit B, duly filled in and signed, at the office of the Company specified in or pursuant to Section 3(a). Upon such surrender the Company shall issue new Options pursuant to Section 3(e).

                  (b) Company Obligations. Subject to the provisions of Section 5(a) above, upon receipt of a duly completed and executed Form of Assignment from Balfour, the Company shall issue (i) a new Option, in substantially the form of this Agreement, to the transferee evidencing the options for Common Stock so transferred and (ii) a new Option, in similar form, to Balfour or the then registered holder thereof evidencing the remaining options for Common Stock not so transferred, if any.

                  (c) Option Exchangeable for Different Denominations. This Agreement is exchangeable, upon the surrender hereof by Balfour at the office of the Company specified in or pursuant to Section 3(a), for a new agreement for the Option to purchase Common Stock, in substantially the form of this Agreement, evidencing in the aggregate the option to purchase the number of shares of Common Stock which may then be purchased hereunder, each of such new agreements to be dated the date of such exchange and to represent the option to purchase such number of shares of Common Stock as shall be designated by Balfour at the time of such surrender.

                  SECTION 6. Reservation, Listing and Issuance of Shares of Common Stock.
                  (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Option, the number of shares of Common Stock deliverable upon exercise of the Option. The Company will, at its expense, use its commercially reasonable good faith efforts to cause all shares of Common Stock to be listed as soon as is reasonably possible after the consummation of the Cohen Sale (upon issuance or notice of issuance) on all stock exchanges, if any, on which the Common Stock is listed from time to time.

                  (b) Before taking any action which could cause an adjustment pursuant to Section 7 reducing the Option Price below the then par value of the shares of Common Stock, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Option Price as so adjusted shares of Common Stock that are fully paid and non-assessable.

                  (c) The Company covenants that all shares of Common Stock will, upon issuance in accordance with the terms of this Agreement, be (i) duly authorized, fully paid and non-assessable, (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Company, and (iii), subject only to the restrictions on transfer contained in the Securities Act, applicable state securities or "blue sky" laws and the provisions of Section 8, freely transferrable.

                  SECTION 7. Adjustments of Price and Number of Shares of Common Stock.

                  (a) Adjustment of Number of Shares Issuable. Upon each adjustment of the Option Price pursuant to this Section 7, Balfour shall be entitled to purchase, at the Option Price in effect after such adjustment, such number of shares of Common Stock equal to the amount obtained by multiplying the Option Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Option immediately prior to such adjustment and dividing the product thereof by the Option Price resulting from such adjustment.

                  (b) Subdivision or Combination of Stock. In case the Company shall at any time (i) subdivide the outstanding shares of Common Stock into a greater number of shares or (ii) declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, the Option Price in effect immediately prior to such subdivision, dividend or distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Option Price in effect immediately prior to such combination shall be proportionately increased.

                  (c) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets (including but not limited to substantially all of the assets then comprising the Company's Internet division) to any other entity, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this Section 7(c), Balfour, upon the exercise of the Option at any time on or after the consummation of such consolidation, merger, transfer, reorganization, reclassification or share exchange, shall be entitled to receive (at the aggregate Option Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised the Option immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 7).

                  (d) Notice of Adjustment. Upon any adjustment of any Option Price, then and in each such case the Company shall promptly deliver a notice to Balfour, which notice shall state the Option Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (e)      Other Notices.  In case at any time:
                           -------------

           (i)  the Company shall declare any cash dividend on its Common Stock;

                           (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to each of the holders of its Common Stock;

                           (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iv) the Company shall authorize the distribution to all holders of its Common Stock of evidence of its indebtedness or other assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

                           (v) there shall be any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets (including but not limited to substantially all of the assets then comprising the Company's Internet division) to, another entity;

                           (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

                           (vii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Option Price pursuant to Section 7(f);

then, in any one or more of said cases, the Company shall give written notice, addressed to Balfour at the address of Balfour as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or
(2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, share exchange, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding-up or other action or event, as the case may be, is anticipated to take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividends, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, share exchange, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action or event, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (f) Certain Events. If any event occurs as to which, in the reasonable opinion of the Company, in good faith, the other provisions of this
Section 7 are not strictly applicable but the lack of any adjustment would not in the opinion of the Company fairly protect the purchase rights of Balfour in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of Balfour in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Section 7, necessary to preserve, without dilution, the exercise rights of Balfour. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

                  SECTION 8.  Cancellation of the Option.
                              --------------------------

                  In the event that the Company shall not have consummated the Cohen Sale by July 15, 2001 (the "Anniversary Date"), then the Option evidenced hereby shall automatically be deemed cancelled, null and void; provided, that such cancellation shall not be deemed effective pursuant to this Section 8 if as of the Anniversary Date the Company has intentionally and willfully failed to consummate the Cohen Sale in breach and default of its obligations under the definitive documentation for the Sale.

                  SECTION 9. No Stockholder Rights. No holder of this Option, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Option, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or to any other rights enjoyed by a stockholder of the Company or otherwise, until the Date of Exercise of any portion of the Option shall have occurred.

         An "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity, any member of the immediate family of such person, or any officer or director of such entity.

                  SECTION 10. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Option or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to Balfour at the Date of Exercise an amount in cash equal to the same fraction of the Market Price of the shares of Common Stock calculated with respect to such Date of Exercise.

                 SECTION 11. Registration of Shares of Common Stock.

                   (a) No Registration under Securities Act. Neither the Option nor, as of the date hereof, the shares of Common Stock issuable upon the exercise of the Option have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Balfour, by acceptance hereof, represents that it is acquiring the Option, and the shares of Common Stock issuable upon the exercise of the Option, for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any shares of Common Stock issuable upon the exercise of the Option unless a registration statement is effective for such shares under the Securities Act or in the opinion of Balfour's counsel such transaction is exempt from the registration requirements of the Securities Act.

                  At all times after a registration statement relating to any equity securities of the Company has been declared effective pursuant to the requirements of the Securities Act, the Company will use its commercially reasonable good faith efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934 and will use its commercially reasonable good faith efforts to comply with all other public information reporting requirements of the Securities and Exchange Commission (such Commission or any successor to any or all of its functions being the "Commission"). The Company also will use its commercially reasonable good faith efforts to cooperate with Balfour and with each holder of the shares of Common Stock issuable upon the exercise of the Option in supplying such information as may be reasonably necessary for any such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of restricted securities.

                  (b) "Piggyback" Registration. Whenever the Company proposes to file under the Securities Act a registration statement relating to any of its Common Stock (other than a registration statement on Form S-4 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect), the Company shall at least 15 days prior to such filing date give written notice of such proposed filing to Balfour and each holder of the shares of Common Stock issuable upon the exercise of the Option. Upon receipt by the Company not more than ten days after the effective date of such notice of a written request or written requests from one or more of such holders for registration of the shares of Common Stock issuable upon the exercise of the Option, the Company shall (i) include in such registration statement or in a separate registration statement concurrently filed, and shall use its commercially reasonable good faith efforts to cause such registration statement to become effective with respect to the shares of Common Stock issuable upon the exercise of the Option as to which such holder or holders request registration and (ii) if such proposed registration is in connection with an underwritten offering of Common Stock, upon request of such holder or holders use its commercially reasonable good faith efforts to cause the managing underwriter therefor to include in such offering the shares of Common Stock issuable upon the exercise of the Option as to which such holder or holders request such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company or any stockholder of the Company, subject to Section
(c)(i) below. The registration rights granted herein shall terminate when the shares of Common Stock issuable upon the exercise of the Option are eligible for resale under Rule 144 without volume limitations.

                  (c) Other Provisions Relating to Registration Rights. In connection with any registration pursuant to this Section:

                           (i) In connection with any registration contemplated by this Section 11 if the managing underwriter advises the Company in writing that, in its opinion, the inclusion of the shares of Common Stock issuable upon the exercise of the Option and the shares of Common Stock held by the other stockholders of the Company, if any, requested to be included in such registration by a holder of such shares would materially adversely affect the distribution of all such securities, then the Company shall include in such registration statement the number of shares proposed to be registered by the Company and a reduced number of shares of Common Stock issuable upon the exercise of the Option and shares of such other holders, which reduction shall be pro rata based on the number of shares of Common Stock issuable upon the exercise of the Option proposed to be registered and such other holders' shares originally proposed to be registered.

                           (ii) The Company will furnish to Balfour and to each other holder of the shares of Common Stock issuable upon the exercise of the Option (A) at least three days prior to the filing thereof with the Commission, a copy of the registration statement in the form in which the Company proposes to file the same with the Commission and, not later than the effective date thereof, a copy of any and all amendments to such registration statement, (B) within five days of the filing thereof with the Commission, a copy of any and all post-effective amendments to such registration statement, and (C) at the request of any such holder, a reasonable number of copies of a preliminary prospectus and a final prospectus (each of which shall, as of their respective dates, comply with Section 10 of the Securities Act and shall not, as of such dates, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading) covering the offering and sale by Balfour or such other holders of shares of Common Stock issuable upon the exercise of the Option to be covered thereby as aforesaid.

                           (iii) The Company will advise each of such holders of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order should be entered, use its commercially reasonable good faith efforts promptly to cause such stop order to be lifted or removed.

                           (iv) For such period of time (not exceeding the maximum period of time for which the Company is required to maintain the effectiveness of such registration statement) as any of such holders may be required by law to deliver a prospectus in connection with a sale of any shares of Common Stock issuable upon the exercise of the Option pursuant to such registration statement, if any event shall occur as a result of which it is necessary to amend or supplement the prospectus forming a part of such registration statement in order to correct an untrue statement of a material fact, or an omission to state a material fact necessary to make statements therein, in the light of the circumstances existing when such prospectus is delivered to a purchaser, not misleading or if it is necessary to amend or supplement such prospectus to comply with any law, the Company will forthwith prepare and furnish to each of such holders, a reasonable number of amended or supplemented prospectuses so that statements in the prospectuses as so amended or supplemented will not, in the light of the circumstances then existing, be misleading, or so that such prospectuses will comply with law.

                           (v) In connection with any registration contemplated by this Section 11, the Company will use its commercially reasonable good faith efforts to qualify, file or register the shares of Common Stock issuable upon the exercise of the Option being registered under the securities laws of such states of the United States of America as may be reasonably designated by Balfour or the other holders of the shares of Common Stock issuable upon the exercise of the Option (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process) and to obtain the consent, authorization or approval of any governmental agency (other than any such consent, authorization or approval required under any statute or regulation applicable to any such holders and not applicable to investors generally) required in connection with the issuance of the shares of Common Stock issuable upon the exercise of the Option being registered or in order that such holders may publicly sell the shares of Common
         Stock issuable upon the exercise of the Option covered by such registration statement.

                           (vi) All fees, disbursements and expenses incurred by the Company in connection with the registration pursuant to Section
         11(b), and all reasonable fees and disbursements of one counsel for Balfour and the other holders of the shares of Common Stock issuable upon the exercise of the Option (not to exceed $10,000), shall be borne by the Company, including, without limitation, all registration and filing fees, all costs of preparation and printing (in such quantities as Balfour and the other holders of the shares of Common Stock issuable upon the exercise of the Option may reasonably request) of any registration statement and related prospectus and any amendments or supplements thereto, all fees and disbursements of counsel for the Company, the expenses of complying with applicable state securities or "blue sky" laws, and all costs in connection with the preparation and delivery of such legal opinions, auditors' comfort letters or other closing documents as the managing underwriter shall reasonably request (which the Company will use reasonable efforts to have addressed to the holder), except that the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by such holder.

                           (vii) The Company will indemnify and hold harmless Balfour and each other holder of the shares of Common Stock issuable upon the exercise of the Option and any underwriter (as defined in the Securities Act) for such holder and each person or entity, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities, costs or expenses, joint or several, or actions in respect thereof to which such holder or underwriter or controlling person or entity may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities, costs, expenses or actions in respect thereof arise out of, or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the shares of Common Stock issuable upon the exercise of the Option of or pertaining to such holder were registered under the Securities Act, any preliminary prospectus, amended preliminary prospectus, or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder or underwriter or controlling person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said amended preliminary prospectus or said final prospectus or any said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company in an instrument duly executed by such holder or by any underwriter for such holder specifically for use in the preparation thereof, the Company will not be so liable to such holder or underwriter. Balfour and each other holder of the shares of Common Stock issuable upon the exercise of the Option and each underwriter for such holders shall similarly indemnify and hold harmless the Company and any underwriter for the Company and each person or entity, if any, who controls the Company or such underwriter against any such losses, claims, damages, liabilities, costs, expenses, joint or several, or actions in respect thereof, but only insofar as the same shall arise out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, amended preliminary prospectus or final prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company in an instrument duly executed by such holder or underwriter specifically for use in the preparation thereof.

                           (viii) Balfour and each holder of the shares of Common Stock issuable upon the exercise of the Option will use its commercially reasonably good faith efforts to provide to the Company information reasonably requested by the Company in connection with any registration.

                  SECTION 12. Notices. All notices, requests, demands and other communications relating to this Agreement shall be in writing, including by telex, telegram or cable, addressed (a) if to the registered owner hereof, to it at the address furnished by the registered owner to the Company and (b) if to the Company, to it at 1065 Avenue of the Americas, 31st Floor, New York, New York 10018, Attention: Gregory T. Cook, President and Chief Executive Officer, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of notice by facsimile, electronic transmission, telex, telegram or cable, on the same day as receipt is confirmed.

                  SECTION 13. Binding Effect. This Agreement shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, Balfour, and the holder or holders from time to time of the Option or the shares of Common Stock issuable upon the exercise of the Option.

                  SECTION 14. Survival of Rights and Duties. Unless cancelled earlier pursuant to Section 8, this Agreement shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Standard Time, on the Expiration Date or the date on which all of the Option has been exercised, except that the provisions of Sections 1(b), 11, 12, 13, 14 and 15 shall continue in full force and effect after such termination date.

                  SECTION 15. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (i.e., without regard to its conflicts of law rules).

                  SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute the same instrument.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officer thereunto duly authorized as of the date hereof.

                                   EMERGING VISION, INC.,
                                   a Delaware corporation


                                   By:      ___________________________
                                            Gregory T. Cook President and
                                            Chief Executive Officer


                                    BALFOUR INVESTORS INCORPORATED,
                                    a Delaware corporation

                                    By:    ___________________________
                                           Jay Goldsmith
                                           President

                                    EXHIBIT A

                                FORM OF ELECTION

(To Be Executed by the holder of the Option if such holder Desires to Exercise the Option Evidenced by the Foregoing Agreement)

To Emerging Vision, Inc.:

                  The undersigned hereby irrevocably elects to exercise [its Option to purchase] [a portion of its Option to purchase], evidenced by the foregoing Agreement, ________________ full shares of Common Stock issuable upon exercise of said Option [and delivery of $_________ (in cash as provided for in the foregoing Agreement) and any applicable taxes payable by the undersigned pursuant to such Agreement.] [receive, in accordance with Section 3(e) of the Agreement, ________ full shares of Common Stock issuable upon exercise of said Option and delivery of any applicable taxes payable by the undersigned pursuant to such Agreement.]

                  The undersigned requests that certificates for such shares be issued in the name of


                          PLEASE INSERT SOCIAL SECURITY
                          OR TAX IDENTIFICATION NUMBER


- -------------------------------     ------------------------------
(Please print name and address)     ______________________________

- -----------------------------------------------------------------

                  If said number of shares of Common Stock shall not be all of the shares of Common Stock for which the undersigned has an option to purchase pursuant to the foregoing Agreement, the undersigned requests that a new agreement evidencing that portion of the Option not so exercised be delivered to

- -----------------------------------------------------------------
                         (Please print name and address)
- -----------------------------------------------------------------

Name of holder of Option (Print):  ________________________________________
                           (By:)   ________________________________________
                          (Title:) ________________________________________


Dated:   ______________, 20__

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the Option (as defined in and evidenced by the foregoing Agreement) to purchase the number of shares of Common Stock (as defined in and evidenced by the foregoing Agreement) set opposite the name of such assignee below and in and to the foregoing Agreement with respect to said Option and the shares of Common Stock issuable upon exercise of said Option:


Name of Assignee                    Address Number of Shares of Common Stock





                  If said number of shares of Common Stock shall not be all of the shares of Common Stock for which the undersigned has an option to purchase pursuant to the foregoing Agreement, the undersigned requests that a new agreement evidencing that portion of the Option not so exercised be delivered to the undersigned.

                           Name of
                           holder of Option (print):
                                                     -----------------------


Dated: _________________, 20__